Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 22, 2012, relating to the financial statements and financial highlights which appear in the March 31, 2012 Annual Reports to Shareholders of Columbia Emerging Markets Fund, Columbia Energy and Natural Resources Fund, Columbia Pacific/Asia Fund, Columbia Select Large Cap Growth Fund, Columbia Select Small Cap Fund and Columbia Value and Restructuring Fund and of our reports dated June 8, 2012, relating to the financial statements and financial highlights which appear in the April 30, 2012 Annual Reports to Shareholders of Columbia Bond Fund, Columbia Corporate Income Fund, Columbia Intermediate Bond Fund, and Columbia U.S. Treasury Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 26, 2012